Exhibit  23(h)(1)

                TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT

                                     BETWEEN

                         GARTMORE MUTUAL FUNDS II, INC.

                       (FORMERLY GAMNA SERIES FUNDS, INC.)

                                       AND

                        GARTMORE INVESTORS SERVICES, INC.

     This Transfer and Dividend Disbursing Agent Agreement (the "Agreement"), made this 18th day of August, 2003, by and between GARTMORE MUTUAL FUNDS II, INC. (formerly GAMNA Series Funds, Inc.), a Maryland corporation (the "Company") and GARTMORE INVESTORS SERVICES, INC., an Ohio corporation (the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to enter into a Transfer and Dividend Disbursing Agent Agreement with the Agent under which Agent will provide the services as set forth in detail in this Agreement and the Agent is desirous of providing such services upon the terms and conditions hereinafter provided; and

     WHEREAS, the Company is an open-end investment company and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and has registered its shares for public offering under the Securities Act of 1933, as amended; and

     WHEREAS,  the  Agent  is duly registered as a transfer agent as provided in
Section  17A(c)  of  the  Securities  Exchange  Act  of  1934,  as  amended.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, it is agreed as follows:

     1. The Agent shall act as Transfer Agent for the Company and in this capacity, the Agent shall:

          a. maintain the current name and address, issuance date, and number of shares and fractional shares owned by all shareholders of the Company;

          b.   deposit  and  process  all  investments  on  a  daily  basis;

          c. establish new accounts and correspond with shareholders to complete or correct information;

          d. process and mail redemption checks including Systematic Withdrawal Plan checks;

          e. examine and process all legal changes in share registrations and transfers of ownership;

          f. respond to inquiries from investors and representatives selling shares of the Company;

          g.   prepare  and  mail  to  shareholders  confirmation  statements.

          h.   calculate  12b-1  payments;

          i. prepare and certify stockholder lists in conjunction with proxy solicitations;

          j.   countersign  share  certificates;

          k. mail duplicate confirmations to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with the Agent;

          l.   provide periodic shareholder lists and statistics to the Company;

          m.   provide  detailed  data  for  underwriter/broker  confirmations;

          n. notify on a timely basis the investment adviser, subadviser, accounting agent, and custodian of fund activity; and

          o. perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

     2.   The  Agent  shall  act  as  the  Dividend  Disbursing Agent and shall:

          a. calculate the shareholders' dividends and capital gains distributions;

          b.   prepare  and mail dividend and capital gains distribution checks;

          c. cause reinvestment of such dividends and capital gains where required; and

          d. prepare and mail dividend and capital gains distribution confirmations.

     3.   The  Agent  shall  also:

          a. address and mail semi-annual reports, annual reports and prospectuses;

          b. prepare and mail all necessary year-end tax reports and statement information to investors, State and Federal authorities, including Federal Form 1099, 1042, and 1042S;

          c.   issue  replacement  checks  and  maintain  a "Stop Payment" file;

          d.   accept  and  post  daily  Fund  purchases  and  redemptions;

          e.   accept,  post  and  perform  shareholder transfers and exchanges;

          f. issue and cancel certificates (when requested in writing by the shareholder);

          g.   solicit  taxpayer  identification  numbers;  and

          h. provide comprehensive accounting controls and reconciliations of all cash flow.

     4. The Agent agrees to act in good faith in furnishing the services provided for herein and shall at all times maintain a staff of trained personnel for the purpose of performing its obligations under the Agreement. The Agent assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. Anything herein to the contrary notwithstanding, Company hereby agrees that while Agent has sole responsibility for performance of its obligations under this Agreement, any or all duties of Agent may be performed from time to time by one or more third parties as Agent, in its discretion, shall select, provided that Company shall be notified of all contracts between Agent and such third party or parties and provided copies thereof upon request.

     5. The Agent agrees that in all matters relating to the services to be performed by it hereunder, it will act in conformity with the terms of the Articles of Incorporation, By-laws, Code of Ethics, Registration Statements and current Prospectuses of the Company. Each of the parties agree that in all matters relating to the performance of this Agreement, it will use conform to and comply with the requirements of the 1940 Act and all other applicable Federal, State or other laws and regulations. Nothing herein contained shall be deemed to relieve or deprive the Board of Trustees of the Company of its responsibility for and control of the conduct of the affairs of the Company.

     6. The services of the Agent as provided herein are not to be deemed to be exclusive, and it shall be free to render services of any kind to any other group, firm, individual or association, and to engage in other business or activity.

     7. The Agent agrees to keep confidential the records of the Company and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Company. The Company agrees that such consent shall not be unreasonably withheld and may not be withheld where the Agent may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

     8. This Agreement, including Exhibit A hereto, may be amended at any time by mutual written consent of the parties.

     9.   This  Agreement  may  be  terminated by either party hereto upon sixty
          (60) days written notice given by one to the other, provided that no such notice of termination given by the Agent to the Company shall be effective unless and until a substitute person or entity has been engaged by the Company to perform the services required hereunder for the Company, or the Company has certified to the Agent that other arrangements have been made by it to provide such services.

     10. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     11. Notices. Notices of any kind to be given to the Company hereunder by the Administrator shall be in writing and shall be duly given if delivered to the Company and to its investment adviser at the following address:

          Gartmore Mutual Funds II, Inc. (formerly GAMNA Series Funds, Inc.) 94 North Broadway
          Irvington,  NY  10533
          Attention:  Legal  Department
          Facsimile:  (914)  674-5750

          Notices of any kind to be given to the Agent hereunder by the Company shall be in writing and shall be duly given if delivered to the Agent at:

          Gartmore  Investors  Services,  Inc.
          1200  River  Road
          Conshohocken,  Pennsylvania  19428
          Attention:  Legal  Department
          Facsimile:  (484)  530-1323

     12. For its services specified above, the Company shall pay to the Agent fees as provided in Exhibit A which is attached hereto and made a part hereof.


                  (Remainder of page intentionally left blank)





IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.



                                     GARTMORE  MUTUAL  FUNDS  II,  INC.
                                     (formerly  GAMNA  Series  Funds,  Inc.)

                                     By:_________________________________
                                     Name:_______________________________
                                     Title:______________________________


                                     GARTMORE  DISTRIBUTION  SERVICES,  INC.

                                     By:_________________________________
                                     Name:_______________________________
                                    Title:______________________________

                                    EXHIBIT A

                         GARTMORE MUTUAL FUNDS II, INC.
                       (formerly GAMNA Series Funds, Inc.)


FEES

The Company shall pay fees to the Agent and Gartmore SA Capital Trust (the "Administrator"), as set forth in the schedule directly below, for the provision of transfer and dividend disbursement agency services covered by this Agreement and for fund administration and fund accounting services. (Fund administration and fund accounting services are provided to the Company by the Administrator and are described in the Fund Administration Agreement between the Company and the Administrator. Reference is also made to Exhibit A of the Fund Administration Agreement, effective August 18, 2003.) Fees will be computed daily and payable monthly at an annual rate based on the aggregate amount of the Company's average daily net assets, combined with the average daily net assets of the Gartmore Mutual Funds and the Gartmore Variable Insurance Trust. The Company will also be responsible for out-of-pocket expenses reasonably incurred by the Agent and the Administrator in providing services to the Company. All fees and expenses shall be paid by the Company to the Administrator on behalf of the Administrator and the Agent.



                                         AGGREGATE* FEE AS A
ASSET LEVEL                           PERCENTAGE OF NET ASSETS**
----------------------------------------------------------------
Up to $1 billion                                0.25%
1 billion up to $3 billion .                    0.18%
3 billion up to $4 billion .                    0.14%
4 billion up to $5 billion .                    0.07%
5 billion up to $10 billion.                    0.04%
10 billion up to $12 billion                    0.02%
12 billion or more                              0.01%



*    Includes  fund  administration  and  transfer  agency  services.
**Includes  Gartmore  Mutual  Funds II, Inc., Gartmore Mutual Funds and Gartmore
     Variable  Insurance  Trust.


FUND  OF  THE  COMPANY
Gartmore  Focus  Fund
     (formerly  GAMNA  Focus  Fund)